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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities And Exchange Act Of 1934

March 5, 2003
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(909) 493-5300
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On March 5, 2003, the registrant issued a press release pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, announcing that it increased to $500 million the size of its offering of convertible senior debentures due 2023, and announcing the pricing of the private placement. The closing is subject to the satisfaction of customary closing conditions.

        A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The debentures have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Item 7. Financial Statements and Exhibits.

  c.
  Exhibits

  99.1
  Press Release titled "Watson Pharmaceuticals Announces Pricing of Convertible Senior Debentures Offering" dated March 5, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2003.	WATSON PHARMACEUTICALS, INC.
	By:	/s/ DAVID A. BUCHEN David A. Buchen Senior Vice President, General Counsel and Secretary

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SIGNATURES